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                                                                    EXHIBIT 10.2

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                              STOCKHOLDER AGREEMENT

      STOCKHOLDER AGREEMENT, dated as of October 5, 2004, among SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (together with its successors, the "Company"), INFINITY MEDIA CORPORATION, a Delaware corporation (together with its successors, "Infinity") and RAUL ALARCON, JR. ("Alarcon").

                                   WITNESSETH:

      WHEREAS, the Company, SBS Bay Area, LLC, a limited liability company ("SBS Bay Area"), Infinity Broadcasting Corporation of San Francisco, a Delaware corporation ("Target") and Infinity have entered into a Merger Agreement of even date herewith (the "Merger Agreement"), pursuant to which Target will merge with and into SBS Bay Area with the result that SBS Bay Area will be the surviving company (the "Merger");

      WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement and of certain related transactions consummated concurrently therewith, Infinity will own certain shares of Series C Convertible preferred stock, par value $0.002 per share, of the Company (the "Series C Preferred Stock"), which are convertible into shares of the Class A common stock, par value $0.0001 per share, of the Company (the "Class A Common Stock") as set forth in the certificate of designation for the Series C Preferred Stock filed with the Secretary of State of the State of Delaware;

      WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement and of certain related transactions consummated concurrently therewith, Infinity will own a warrant (the "Warrant") to purchase shares of Series C Preferred Stock at an exercise price of $300.00 per share as set forth in the form of Warrant attached as Exhibit A to the Merger Agreement; and

      WHEREAS, as an integral part of the transactions contemplated by the Merger Agreement, the parties hereto deem it in their best interests and in the best interests of the Company to provide for certain matters with respect to the governance of the Company and desire to enter into this Agreement in order to effectuate that purpose.

      NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control"

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(including, with correlative meanings, the terms "controlling," "controlled by,"
and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for purposes of transactions with Affiliates, for so long as Pablo Raul Alarcon, Sr. or Raul Alarcon, Jr. are directors, officers or stockholders of the Company, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

      "Affiliate Transaction" has the meaning set forth in Section 3.3.

      "Agreement" shall mean this Agreement, as from time to time amended, modified or supplemented.

      "Alarcon" shall have the meaning set forth in the preamble hereto.

      "Alarcon Offer Price" shall have the meaning set forth in Section 4.2(a).

      "Alarcon Participation Notice" shall have the meaning set forth in Section 4.2(a).

      "Alarcon Sale" shall have the meaning set forth in Section 4.2(a).

      "Alarcon Transfer" shall have the meaning set forth in Section 4.2(a).

      "Ancillary Documents" shall mean this Agreement, the Certificate of Designation, the Warrant and the Registration Rights Agreement.

      "Beneficially Own" shall have the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

      "Board" or "Board of Directors" shall mean the Board of Directors of the Company as from time to time constituted.

      "Business Days" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any action shall be required by the terms hereof to be made on a day that is not a Business Day, such action shall be made on the immediately succeeding Business Day.

      "Certificate of Designation" shall mean the Certificate of Designation of the Series C Preferred Stock of the Company, to be filed with the Secretary of State of the State of Delaware pursuant to the Merger Agreement.

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      "Change of Control" shall mean the sale, transfer, conveyance or other disposition, including dispositions by merger or consolidation (a "Transfer"), in one or a series of related transactions pursuant to which Alarcon (or, in the event of Alarcon's death, any lineal descendant thereof) would cease to beneficially own and vote securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities or would otherwise result in Alarcon no longer having control of the Company.

      "Change of Control Shares" shall have the meaning set forth in Section 4.1(a).

      "Class A Common Stock" shall have the meaning set forth in the recitals hereto.

      "Class B Common Stock" shall mean the shares of Class B Common Stock, par value $0.001 per share, of the Company.

      "Common Stock" shall mean the Class A Common Stock and Class B Common Stock and any other class of common stock of the Company hereafter created and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

      "Communications Act" shall mean the Communications Act of 1934, as amended.

      "Company" shall have the meaning set forth in the preamble hereto.

      "Equity Securities" shall mean shares of Common Stock and all other securities of the Company which may be convertible into, exchangeable for, exercisable for or issued in exchange for or in respect of, shares of Common Stock.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Excluded Group" has the meaning set forth in Section 2.3(f).

      "Excluded Issuances" shall mean (i) issuances of options, warrants, subscription rights or other rights to acquire Equity Securities granted to the Company's employees, officers, directors, consultants or advisors under bona fide employee benefit plans or stock option plans adopted by the Board of Directors; (ii) issuances of up to 250,000 shares of Class A Common Stock upon the exercise of options previously granted to Arnold Sheiffer; (iii) issuances of up to 2,700,000 shares of Class A Common Stock upon the exercise of warrants previously granted to the International Church of the FourSquare Gospel; (iv) shares of Class A Common Stock issued upon conversion of the Series C Preferred Stock or the exercise of the Warrant; (v) Equity Securities or other capital stock issued as consideration for any acquisition of an entity, a business, line of business or significant asset; (vii) Common Stock or other Equity Securities issued pursuant to any public offering approved by a majority of the Board of Directors; or (vii) shares of Common Stock, preferred stock or other Equity Securities issued as a stock dividend or upon a subdivision of Equity Securities.

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      "FCC" shall mean the Federal Communications Commission and any successor governmental entity performing functions similar to those performed by the Federal Communications Commission on the date hereof.

      "Governmental Entity" shall have the meaning set forth in the Merger Agreement.

      "HRSA" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Infinity" shall have the meaning set forth in the preamble hereto.

      "Infinity Nominee" shall mean any individual nominated by Infinity to the Board of Directors pursuant to subsection 2.1(a).

      "Infinity Participant" shall have the meaning set forth in Section 4.2(a).

      "Infinity Rights" shall mean the specified rights of Infinity set forth herein.

      "Issuance Date" shall mean the date on which the Merger occurs.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing).

      "Material Adverse Effect" shall mean a material adverse effect on (i) with respect to the Company, the business, assets, operations or financial or other condition of the Company and the Company Subsidiaries taken as a whole or (ii) with respect to any party to this Agreement or any Ancillary Document, the ability of such party to perform its obligations under this Agreement or any Ancillary Document to which it is a party.

      "Merger" shall have the meaning set forth in the recitals hereto.

      "Merger Agreement" shall have the meaning set forth in the recitals hereto, as such agreement may from time to time be amended, modified or supplemented.

      "Minimum Investment" shall have the meaning set forth in Section 6.9.

      "Negotiation Period" shall have the meaning set forth in Section 2.2.

      "Observer" shall have the meaning set forth in Section 2.1(b).

      "Options" shall mean stock options to purchase Common Stock.

      "Parent" shall mean Viacom, Inc., a Delaware corporation.

      "Permitted Businesses" shall mean the broadcast radio and television business, including cable television and any activity reasonably incidental thereto.

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      "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

      "Preemptive Offer" has the meaning set forth in Section 2.3(a).

      "Preemptive Offer Acceptance Notice" has the meaning set forth in Section 2.3(c).

      "Preemptive Offer Period" has the meaning set forth in Section 2.3(b).

      "Refused Equity Securities" has the meaning set forth in Section 2.3(d).

      "Registration Rights Agreement" shall have the meaning set forth in the Merger Agreement.

      "Registration Rights Negotiation Period" shall have the meaning set forth in Section 4.4(a).

      "SBS Bay Area" shall have the meaning set forth in the recitals hereto.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Series C Preferred Stock" shall have the meaning set forth in the recitals hereto.

      "Subject Securities" shall mean the Series C Preferred Stock, the Warrant and the Underlying Shares.

      "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the Total Voting Power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

      "Target" shall have the meaning set forth in the recitals hereto.

      "Total Voting Power" shall mean, with respect to any corporation, the total number of votes which may be cast in the election of directors of such corporation if all securities entitled to vote in the election of such directors (excluding shares of preferred stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.

      "Transfer" shall have the meaning set forth in the definition of Change of Control.

      "Underlying Shares" shall mean the shares of Common Stock into which the shares of Series C Preferred Stock are convertible, including shares of Series C Preferred Stock issuable upon exercise of the Warrant, as such shares may be subject to adjustment from time to time and any securities into which such shares may be reclassified, exchanged or converted.

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      "Voting Stock" shall mean shares of the capital stock and any other securities of the Company having the ordinary power to vote in the election of directors of the Company.

      "Warrant" shall have the meaning set forth in the recitals hereto.

                                   ARTICLE II
                             CERTAIN INFINITY RIGHTS

      SECTION 2.1 BOARD OF DIRECTORS.

      (a) If, at any time following the Issuance Date, in Infinity's reasonable determination, the Communications Act and the rules and regulations promulgated by the FCC permit Infinity to have board nomination or similar rights, then the Company agrees to discuss the election or appointment of Infinity's nominee to the Board of Directors.

      (b) If, at any time following the Issuance Date, in Infinity's reasonable determination, the Communications Act and the rules and regulations promulgated by the FCC permit Infinity to have board observer or similar rights, and if at such time no Infinity Nominee serves as a member of the Board of Directors, by notice to such effect to the Company, Infinity may appoint one representative ("Observer") to receive notice of and have the right to attend all meetings of the Board of Directors and any of its committees and receive copies of all materials distributed to members of the Board of Directors at the same time such materials are distributed to members of the Board of Directors. Such Observer shall have no right to vote on any matters presented to the Board of Directors.

      SECTION 2.2 RIGHT OF FIRST NEGOTIATION/LAST LOOK RIGHT ON CERTAIN COMPANY STATIONS.

      (a) The Company agrees that in the event the Company or any Subsidiary of the Company intends to Transfer to a third party any radio stations that the Company controls in the New York City or Miami markets after the date hereof, the Company shall notify Infinity of such intention and thereafter permit Infinity to negotiate with the Company in good faith for a period of at least ten (10) Business Days following the notice described above (the "Negotiation Period"). During the Negotiation Period, the Company shall not Transfer or negotiate with any Person for the Transfer of such station(s). Upon the expiration of the Negotiation Period, but subject to Section 2.2(b) below, the Company shall be free to Transfer and negotiate to Transfer such stations for a period of one year from the first date following the expiration of the Negotiation Period to any Person at a price and upon terms and conditions mutually agreeable to the Company and such Person. Such one-year period shall be extended until the consummation of the sale transaction if the documentation governing such sale transaction is entered into during the one-year period but the consummation of such sale transaction occurs after the termination of the one-year period.

      (b) During the period beginning on the date hereof ending one year after the date hereof, the Company agrees to give Infinity the absolute and unequivocal last look by which to match and/or exceed the business terms of any offer to acquire any radio station in the Miami market by any third party prior to the Company or any subsidiary of the Company entering into any definitive Transfer agreement with respect to such station. If the Company receives an offer

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that it is willing to accept, it will provide Infinity with a copy of such offer. Infinity shall have five (5) Business Days to agree in writing to acquire the station on terms and conditions equal or superior to those offered to the Company. If Infinity does not agree within the five (5) Business Day period, the Company will be free to accept such offer.

      SECTION 2.3 PREEMPTIVE RIGHT ON ISSUANCES OF COMPANY EQUITY SECURITIES.

      (a) Preemptive Right. From and after the Issuance Date, Infinity shall have the right to purchase its pro rata share (as set forth below) of Equity Securities (the "Preemptive Offer") which the Company may, from time to time, propose to sell and issue (subject to such requirements and restrictions imposed by the Securities Act of 1933, as amended, and state securities laws and to the actual issuance of the Equity Securities) after the Issue Date, other than Excluded Issuances. For purposes of this Section 2.3(a), Infinity's pro rata share shall be the amount of such Equity Securities obtained by applying the following ratio against the total number of such Equity Securities to be offered by the Company: (i) the number of shares of the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or the exercise of outstanding Equity Securities held by Infinity and its Affiliates, including the Series C Preferred Stock issued pursuant to the Warrant) of which Infinity and its Affiliates is deemed to be a holder immediately prior to the issuance of such Equity Securities, to (ii) the total number of shares of Common Stock issued and outstanding (including all shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock or the exercise of outstanding Equity Securities held by Infinity and its Affiliates, including the Series C Preferred Stock issued pursuant to the Warrant) immediately prior to the issuance of the Equity Securities, determined on a fully diluted basis after giving effect to the exercise in full of then outstanding options and warrants and the conversion of all securities convertible into shares of Common Stock.

      (b) Notice of Preemptive Offer. In the event the Company proposes to undertake an issuance of Equity Securities after the Issuance Date, it shall give Infinity written notice of its intention, describing the type of Equity Securities and the price and the terms upon which the Company proposes to issue the same. The Preemptive Offer shall by its terms remain open and irrevocable for a period of five Business Days from the date it is received from the Company (the "Preemptive Offer Period").

      (c) Preemptive Offer Acceptance. Infinity shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a "Preemptive Offer Acceptance Notice"), to purchase its pro rata share of Equity Securities. The Company shall notify Infinity within five days following the expiration of the Preemptive Offer Period of the number or amount of Infinity's pro rata share of Equity Securities it has subscribed to purchase.

      (d) Offer of Refused Equity Securities. If the Preemptive Offer Acceptance Notice is not given by Infinity for all of its pro rata share of Equity Securities, the Company shall have 180 days from the expiration of the Preemptive Offer Period to sell all or any part of Infinity's pro rata share of Equity Securities as to which the Preemptive Offer Acceptances Notice has not been given by Infinity (the "Refused Equity Securities") to any other Persons upon the terms and

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conditions including price, which are no more favorable, in the aggregate, to such other Persons or less favorable to the Company than those set forth in the Preemptive Offer.

      (e) Closing. Upon the closing of the sale to such other Persons of all the Equity Securities, Infinity shall purchase from the Company, and the Company shall sell to Infinity, the pro rata share of Equity Securities with respect to which the Preemptive Offer Acceptance Notice was delivered by Infinity, at the same terms specified in the Preemptive Offer.

      (f) Emergency Funding. If the Company determines in good faith that the delay occasioned by complying with the procedures contemplated by this Section
2.3 would be prejudicial to the Company or its financial condition or business and operations, then the Company may before delivering the Preemptive Offer or after delivering the Preemptive Offer (but before observing the time periods and other procedures set forth in this Section 2.3), issue or sell all of the Equity Securities. If the Company elects to issue Equity Securities under this Section
2.3 before it delivers a Preemptive Offer, then the Company shall deliver the Preemptive Offer to Infinity to which it has not so issued or sold Equity Securities (the "Excluded Group") no later than five Business Days after the date on which such Equity Securities are issued or sold to Infinity. If the Excluded Group delivers a Preemptive Offer Acceptance Notice within 10 Business Days and the Company has issued or sold the Equity Securities to a Person but not to Infinity, then the Company shall issue or sell such number of pro rata shares of Equity Securities as the participating members of the Excluded Group would have been entitled had the Preemptive Offer been made and accepted by such member of the Excluded Group in accordance with Sections 2.3(a) through (d) as promptly as practicable, but in no event later than five Business Days following the date of delivery of the Preemptive Offer Acceptance Notice, at the same price, and on the same terms and conditions as the issuance and sale occurred.

      (f) Preemptive Rights Not Cumulative. The preemptive rights of Infinity under this Section 2.3 and the rights of the Holder under Section 8 of the Certificate of Designation are not cumulative. Infinity and its Affiliates shall only have the right to exercise the Preemptive Offer under either this Agreement or the Certificate of Designation but not under both.

                                   ARTICLE III
            CERTAIN OTHER AGREEMENTS BETWEEN INFINITY AND THE COMPANY

      SECTION 3.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

      (a) Reports and Filings. From and after the date hereof, whether or not required by the rules and regulations of the SEC, the Company shall make available to Infinity, upon request, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Subsidiaries separate from the financial information and results of operations of the Subsidiaries of the Company) and, with respect to the annual information only, a report

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thereon by the Company certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations. For purpose of this provision, posting such reports on EDGAR or on the Company's website shall constitute making such reports available to Infinity. The Company also agrees to provide Infinity with such additional information as Infinity may from time to time reasonably request.

      (b) Events of Default etc. From and after the date hereof, the Company shall furnish to Infinity, as soon as possible and in any event within five Business Days of obtaining knowledge thereof, an officer's certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed violation, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect to notice:

            (i) of any condition or event that constitutes an event of default under the instruments governing the Company's outstanding debt with a principal amount in excess of $50,000,000;

            (ii) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition that would be required to be disclosed in a current report filed by the Company with the SEC on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof); or

            (iii) of any condition or event which constitutes a Material Adverse
                  Effect.

      SECTION 3.2 CERTAIN OTHER MATTERS. Without the prior written consent of Infinity, the Company shall not:

      (a) amend Section 5.4 of the Company's certificate of incorporation; or

      (b) enter into or conduct any business, either directly or through any Subsidiary, except for Permitted Businesses.

      SECTION 3.3 TRANSACTIONS WITH AFFILIATES. From and after the Issuance Date, without the prior approval of Infinity, the Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, such Affiliate Transaction or series of Affiliated Transactions has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction or series of Affiliated Transactions and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion

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as to the fairness to the Company of such Affiliate Transaction or series of
Affiliated Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any transaction approved by the Board of Directors, with an officer or director of the Company or of any of its Subsidiaries in his or her capacity as an officer or director entered into in the ordinary course of business; (2) transactions between or among the Company and/or its Subsidiaries; (3) payment of reasonable directors fees to the Board of Directors and of its Subsidiaries; (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Subsidiaries, as determined in good faith by the Board of Directors of the Company or of any such Subsidiary, to the extent the same are reasonable and customary; and (5) agreements in effect on the date of this Agreement and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Company in any material respect than the original agreement as in effect on the date of this Agreement, in each case, shall not be deemed to be Affiliate Transactions.

      3.4 NO POISON PILLS. Without the prior approval of Infinity, the Company shall not create or adopt any shareholders rights plan or "poison pill", amend any of its organizational documents, or take any similar action that would prohibit or materially impede or materially delay the ability of Infinity and their Affiliates to acquire additional Equity Securities, or to dispose of or sell any Equity Securities, in any manner permitted by the Certificate of Designation, the Warrant and this Agreement; provided that, for avoidance of doubt, the foregoing shall not restrict the Company from (a) entering into loan agreements that contain customary covenants, including provisions permitting acceleration of the related indebtedness upon a change of control and (b) issuing debt securities or preferred stock that contain customary covenants, including change of control provisions.

                                   ARTICLE IV
                 AGREEMENTS REGARDING TRANSFERS OF COMMON STOCK
                          BETWEEN ALARCON AND INFINITY

      SECTION 4.1 INFINITY RIGHT OF FIRST NEGOTIATION.

      (a) If Alarcon desires to Transfer a number of shares of Common Stock beneficially owned by Alarcon that in the aggregate would result in a Change of Control (the "Change of Control Shares"), whether following a Person's offer to acquire such Change of Control Shares or at his own volition, then Alarcon shall notify Infinity of his desire to Transfer such shares and thereafter permit Infinity to negotiate with him in good faith for a period of at least 45 days following the notice described above (the "Negotiation Period"). During the Negotiation Period, Alarcon shall not Transfer or negotiate with any Person for the Transfer of the Change of Control Shares.

      (b) Upon the expiration of the Negotiation Period, Alarcon shall be free to sell, negotiate to sell and otherwise Transfer his shares for a period of one year from the first date following the expiration of the Negotiation Period to any Person at a price and upon terms and conditions mutually agreeable to Alarcon and such Person. Such one-year period shall be extended until the consummation of the sale transaction if the documentation governing such

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sale transaction is entered into during the one-year period but the consummation of such sale transaction occurs after the termination of the one-year period.

      (c) The foregoing provisions shall not (i) obligate Alarcon to sell the Change of Control Shares or any other securities to Infinity, regardless of the terms and conditions offered by Infinity, (ii) apply to any pledge of shares in a bona fide lending transaction or similar transaction (such as a pre-paid forward agreement), (iii) prohibit Alarcon from responding to a public tender offer, (iv) prohibit Alarcon from participating in discussions among the Board of Directors concerning proposals that may result in a Change in Control; or (v) apply to any sale or negotiations for sale of securities held by Alarcon if such transaction would not constitute a Change of Control upon its consummation, or
(vi) any Transfer to any revocable or irrevocable inter vivos trust or trusts for the principal benefit of any of Alarcon's lineal descendants, so long as Alarcon retains the right to vote the shares held by such trust or trusts.

      SECTION 4.2 INFINITY TAG-ALONG RIGHTS. (a) Subject to Section 4.1, if Alarcon proposes to Transfer the Change of Control Shares (the "Alarcon Transfer") to any Person other than Infinity and its Affiliates, whether pursuant to a stock sale or any other transaction (any such transaction, an "Alarcon Sale"), Alarcon shall deliver to Infinity and the Company a written notice 30 days prior to the effectiveness of such Transfer ("Alarcon Participation Notice"). Such Alarcon Participation Notice shall set forth the general terms and conditions of such proposed Alarcon Sale, including (each to the extent known by Alarcon) the name of the prospective transferee, the number of Change of Control Shares proposed to be Transferred, the purchase price per share to be paid and the payment terms and type of Transfer to be effectuated. Infinity and its Affiliates may elect to participate in such Alarcon Sale by giving written notice of its election to Alarcon and to the Company within 15 days of Infinity's receipt of the applicable Alarcon Participation Notice (each Person electing to participate, an "Infinity Participant"). Infinity shall be entitled to sell in the proposed Alarcon Sale (upon the same terms and conditions as Alarcon), up to a number of Subject Securities owned by Infinity equal to the product of (I) the aggregate number of shares of Common Stock then owned by Infinity and its Affiliates (which shall be calculated on an as-converted and as-exercised basis and shall include all Underlying Shares then owned by Infinity) multiplied by (II) the quotient of (A) the Alarcon Transfer divided by (B) the total number of shares and Equity Securities then owned by Alarcon (calculated on an as-converted and as-exercised basis). The purchase price per share to be paid for any Subject Securities that Infinity elects to sell shall be calculated as follows: (x) in the case of shares of Common Stock, the price per share of Common Stock paid to Alarcon (the "Alarcon Offer Price"),
(y) in the case the shares of Common Stock issuable upon exercise of the Warrant and conversion of the Series C Preferred Stock, the price per share of Common Stock paid to Alarcon minus the applicable exercise price for an underlying share of Common Stock (on an as-converted basis), and (z) in the case a share of Series C Preferred Stock, the price per share of Common Stock paid to Alarcon multiplied by the number of shares of Common Stock issuable upon the conversion of a share of Series C Preferred Stock. Each Infinity Participant shall be obligated to pay its pro rata portion of the transaction costs associated with any Transfer. If the aggregate number of securities proposed to be sold by Alarcon and Infinity Participants is greater than the number of securities that the proposed transferee agrees to purchase, then the number of securities proposed to be sold by Alarcon and each of Infinity Participants shall be decreased pro rata.

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      (b) Closing of Tag-Along Sale. At the closing of any proposed Alarcon
Transfer in respect of which an Alarcon Participation Notice has been delivered, Alarcon together with all Infinity Participants that have timely and properly elected to sell Subject Securities pursuant to Section 4.2(a), shall execute and deliver to the proposed transferee certificates and/or other instruments representing the Subject Securities to be sold, free and clear of all Liens, together with stock or other appropriate powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Subject Securities as described in the Alarcon Participation Notice. The Infinity Participants shall not be required to make any representations, warranties, covenants or agreements with the proposed transferee, other than with respect to good title, valid existence, non-contravention, no legal proceedings, and other representations, warranties, covenants and agreements related to the sale, free and clear of all liens, by the Infinity Participants. The Infinity Participants shall not be required to assume any contractual obligations of other sellers or the Company under the Agreement negotiated between Alarcon and/or the Company and the purchaser of the Change of Control Shares.

      (c) Exclusion for Compliance with Other Provisions. The provisions of this
Section 4.2 shall not apply to any Transfer that (i) obligates Alarcon to sell the Change of Control Shares or any other securities to Infinity or its Affiliates, (ii) applies to any pledge of shares in a bona fide lending transaction or similar transaction (such as a pre-paid forward agreement), (iii) prohibits Alarcon from responding to a public tender offer, (iv) applies to any sale or negotiations for sale of securities held by Alarcon if such transaction would not constitute a Change of Control upon its consummation, or (v) any Transfer to any revocable or irrevocable inter vivos trust or trusts for the principal benefit of any of Alarcon's lineal descendants, so long as Alarcon retains the right to vote the shares held by such trust or trusts.

      SECTION 4.3 FCC ATTRIBUTION. Until the occurrence of a Change of Control in accordance with Section 4.1, Alarcon shall hold or have the right to vote shares of the capital stock and other securities of the Company having more than 50% of the Total Voting Power of all outstanding shares and other securities of the Company, and the Subject Securities shall have less than 5% of the Total Voting Power of all outstanding shares and other securities of the Company.

      SECTION 4.4 ALARCON RIGHT OF FIRST NEGOTIATION.

      (a) If Infinity makes a Shareholder Request (as defined in the Registration Rights Agreement), then Infinity shall notify Alarcon of Infinity's desire to sell Subject Securities and thereafter permit Alarcon to negotiate with Infinity in good faith for the purchase of the number of Subject Securities that Infinity desires to sell for a period of at least ten (10) days following the notice described above (the "Registration Rights Negotiation Period"). In the event the trading policies of the Company or applicable securities laws prohibit Alarcon from negotiating for or purchasing securities during such 10-day period, then such period shall be extended until such time as Alarcon is permitted to negotiate and purchase such securities (such extension not to exceed 90 days); provided that the 90-day period shall not excuse the Company from fulfilling its obligations in a timely manner under Section 3.1 of the Registration Rights Agreement. During the Registration Negotiation Rights Negotiation Period, Infinity shall not Transfer or negotiate with any Person for the Transfer of Subject Securities.

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      (b) Upon the expiration of the Registration Rights Negotiation Period,
Infinity shall be free to proceed with the Transfer of Subject Securities pursuant to the Shareholder Request.

      (c) The foregoing provisions shall apply only to a Transfer of Subject Securities pursuant to a Shareholder Request under the Registration Rights Agreement and shall not obligate (i) Infinity to sell Subject Securities to Alarcon, regardless of the terms and conditions offered by Alarcon or (ii) apply to any other Transfer by Infinity of Subject Securities.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.1 REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Infinity as follows:

      (a) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect; and (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted.

      (b) CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement and its obligations hereunder: (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Company's charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Entity applicable to it; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other legally binding arrangement or of any license applicable to the Company or its respective properties or assets, except any such items that, individually or in the aggregate, would not have a SBS Material Adverse Effect (as defined in the Merger Agreement); and (vi) do not require the consent or approval of any Governmental Entity or any other Person, except the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSRA and the rules and regulations promulgated by the FCC. This Agreement is duly executed and delivered by the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally and subject to the availability of equitable remedies.

      SECTION 5.2 REPRESENTATIONS OF INFINITY. Infinity represents and warrants to the Company as follows:

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      (a) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Infinity (i) is a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate would not have a Material Adverse Effect; and (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted.

      (b) CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Infinity of this Agreement and its obligations hereunder: (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of its charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Entity applicable to it; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other legally binding arrangement or of any license applicable to Infinity or its respective properties or assets, except any such items that, individually or in the aggregate, would not have an Infinity Material Adverse Effect (as defined in the Merger Agreement); and (vi) do not require the consent or approval of any Governmental Entity or any other Person, except the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSRA and the rules and regulations promulgated by the FCC. This Agreement is duly executed and delivered by Infinity and this Agreement shall constitute a legal, valid and binding obligation of Infinity enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally and subject to the availability of equitable remedies.

      SECTION 5.3 REPRESENTATIONS OF ALARCON. Alarcon represents and warrants to Infinity and the Company as follows:

      (a) POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Alarcon of this Agreement, and his obligations hereunder: (i) are within Alarcon's power; (ii) do not violate any law or regulation, or any order or decree of any court or Governmental Entity applicable to Alarcon; (iii) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract, agreement, obligation, understanding, commitment or other legally binding arrangement or of any license applicable to Alarcon or his respective properties or assets, except any such items that, individually or in the aggregate, would not have a Material Adverse Effect; and
(iv) do not require the consent or approval of any Governmental Entity or any other Person, except the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSRA and the rules and regulations promulgated by the FCC. This Agreement is duly executed and delivered by Alarcon and this Agreement constitutes a legal, valid and binding obligation of Alarcon enforceable against him in

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                                                                  EXECUTION COPY

accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally and subject to the availability of equitable remedies.

      (b) CAPITALIZATION; OWNERSHIP. Schedule 5.3(b) sets forth all of the shares of Common Stock, Options and other Equity Securities of the Company that Alarcon Beneficially Owns as of the date hereof (the "Alarcon Shares").

                                   ARTICLE VI
                                 MISCELLANEOUS

      SECTION 6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

      If to Infinity:

             Infinity Media Corporation
             1515 Broadway, 46th Floor
             New York, NY 10036
             Attention: Jacques Tortoroli
             Facsimile: (212) 846-3999

      With copies, which shall not constitute notice, to:

             General Counsel
             Viacom, Inc.
             1515 Broadway
             New York, New York 10036
             Facsimile: (212) 846-1994

             Leventhal Senter & Lerman, P.L.L.C.
             2000 K Street, N.W.
             Suite 600
             Washington, DC  20006-1809
             Attention: Steven A. Lerman, Esq.
             Facsimile: (202) 293-7783

      If to the Company:

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                                                                  EXECUTION COPY

             Spanish Broadcasting System, Inc.
             2601 South Bayshore Drive, PH II
             Coconut Grove, Florida 33133
             Telephone: (305) 441-6901

      With copies, which shall not constitute notice, to:

             Jason L. Shrinsky, Esq.
             Kaye Scholer LLP
             901 15th Street, N.W.
             Suite 1100
             Washington, D.C. 20005
             Telephone: 202-682-3500

      If to Alarcon:

             Mr. Raul Alarcon, Jr.
             President/CEO
             Spanish Broadcasting System, Inc.
             2601 South Bayshore Drive, PH II
             Coconut Grove, Florida 33133
             Telephone: (305) 441-6901

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

      SECTION 6.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Merger Agreement and the other Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

      SECTION 6.3 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      SECTION 6.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

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      SECTION 6.5 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. The
construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its principles of conflict of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each party agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING IN ANY WAY TO THIS AGREEMENT, INCLUDING WITH RESPECT TO ANY COUNTERCLAIM MADE IN SUCH ACTION OR PROCEEDING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE DECIDED SOLELY BY A JUDGE. The parties hereto hereby acknowledge that they have each been represented by counsel in the negotiation, execution and delivery of this Agreement and that their lawyers have fully explained the meaning of the Agreement, including in particular the jury-trial waiver.

      SECTION 6.6 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. None of Alarcon, the Company or Infinity may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties; provided Infinity may assign any or all of the Infinity Rights to any Affiliate of Infinity to which the Subject Securities have been Transferred, but such assignment shall not relieve Infinity from its duties, liabilities and obligations hereunder. Any purported assignment in violation of this Agreement shall be void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other Person.

      SECTION 6.7 REMEDIES. No right, power or remedy conferred upon any party in this Agreement shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Agreement or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between Infinity, the Company and Alarcon and no delay in exercising any right, power or remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 6.8 HEADINGS, CAPTIONS AND TABLE OF CONTENTS. The section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

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      SECTION 6.9 TERMINATION. Articles II, III and IV of this Agreement shall terminate if neither (i) Infinity (together with its Affiliates) owns at least 5,700,000 shares of Class A Common Stock or Series C Preferred Stock currently convertible into 5,700,000 shares of Class A Common Stock (the "Minimum Investment") nor (ii) a transferee of Infinity, to whom Infinity Rights were transferred in accordance with the Stockholder Agreement, owns at least the Minimum Investment. This Agreement shall terminate in its entirety upon Infinity acquiring Voting Stock that provides it with the unfettered right to elect a majority of the members of the Board of Directors. This Agreement (other than Article VI hereof) shall terminate automatically without any further action upon termination of the Merger Agreement without the occurrence of the closing thereof.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

                                      SPANISH BROADCASTING SYSTEMS, INC.

                                      By: /s/ Raul Alarcon, Jr.
                                          -----------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title: Chief Executive Officer and
                                                 President

                                      INFINITY MEDIA CORPORATION

                                      By: /s/ Robert G. Freedline
                                          -----------------------------------
                                          Name:  Robert G. Freedline
                                          Title: Vice President and Treasurer


                                      RAUL ALARCON, JR.

                                      /s/ Raul Alarcon, Jr.
                                      ---------------------------------------